Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 19, 2012, relating to the financial statements and financial highlights which appear in the October 31, 2012 Annual Reports to Shareholders of iShares Aaa - A Rated Corporate Bond Fund, iShares B - Ca Corporate Bond Fund, iShares Baa - Ba Rated Corporate Bond Fund, iShares Barclays 0-5 Year TIPS Bond Fund, iShares Barclays CMBS Bond Fund, iShares Barclays GNMA Bond Fund, iShares Barclays TIPS Bond Fund, iShares Barclays U.S. Treasury Bond Fund, iShares Core Short-Term U.S. Bond ETF, iShares Financials Sector Bond Fund, iShares Floating Rate Note Fund, iShares Global Inflation-Linked Bond Fund, iShares Industrials Sector Bond Fund, iShares International Inflation-Linked Bond Fund, iShares J.P. Morgan USD Emerging Markets Bond Fund, iShares S&P/Citigroup 1-3 Year International Treasury Bond Fund, iShares S&P/Citigroup International Treasury Bond Fund, and iShares Utilities Sector Bond Fund which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 22, 2013